EXHIBIT 99.2

GENERAL RELEASE AGREEMENT

This General Release Agreement must be executed and returned to Employer in care of Michelle Anastassatos on or before March 31, 2015

            THIS GENERAL RELEASE AGREEMENT (this “Agreement”) is entered into between WENDY A. SILVERSTEIN, with an address at ____________________________________ (the “Employee”) and VORNADO REALTY TRUST, with an address at 888 Seventh Avenue, New York, New York  10019 (the “Employer”).  Employer, together with its past, present and future direct and indirect subsidiaries, affiliated entities, related companies and divisions and each of their respective past, present and future officers, directors, employees, shareholders, trustees, members, partners, employee benefit plans (and such plans' fiduciaries, agents, administrators and insurers), attorneys, and agents (individually and in their official capacities), as well as any predecessors, future successors or assigns or estates of any of the foregoing, is collectively referred to in this Agreement as the “Released Parties.”

1.         Separation of Employment.  Employee acknowledges and understands that Employee's last day of employment with Employer will be April 1, 2015 (the "Separation Date"). Employee further acknowledges that Employee has received all compensation and benefits to which Employee is entitled as a result of Employee’s employment, except as otherwise provided in this Agreement or in the Separation Agreement, dated March 6, 2015, between the Employer and the Employee (the “Separation Agreement”).  Employee understands that, except as otherwise provided in this Agreement or the Separation Agreement, Employee is entitled to nothing further from the Released Parties, including reinstatement by Employer.

2.         Employee General Release of the Released Parties.  In consideration of the items set forth in the Separation Agreement, Employee hereby unconditionally and irrevocably releases, waives, discharges and gives up, to the full extent permitted by law, any and all Claims (as defined below) that Employee may have against any of the Released Parties, arising on or prior to the date of Employee’s execution and delivery of this Agreement to Employer (other than under the Employer’s officers’ indemnification policies).  “Claims” means any and all actions, charges, controversies, demands, causes of action, suits, rights, and/or claims whatsoever for debts, sums of money, wages, salary, severance pay, commissions, fees, bonuses, unvested stock options, vacation pay, sick pay, fees and costs, attorneys fees, losses, penalties, damages, including damages for pain and suffering and emotional harm, arising, directly or indirectly, out of any promise, agreement, offer letter, contract, understanding, common law, tort, the laws, statutes, and/or regulations of the States of New Jersey, New York, or any other state and the United States, including, but not limited to, federal and state wage and hour laws (to the extent waivable), federal and state whistleblower laws, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act (excluding COBRA), the Vietnam Era Veterans Readjustment Assistance Act, the Fair Credit Reporting Act, the Occupational Safety and Health Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers’ Benefit Protection Act, the Sarbanes-Oxley Act of 2002, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Civil Rights Act, the New Jersey Conscientious Employee Protection Act, the New York State Human Rights Laws, and the New York City Human Rights Laws, as each may be amended from time to time, whether arising directly or indirectly from any act or omission, whether intentional or unintentional.  This Section 2 releases all Claims including those of which Employee is not aware and those not mentioned in this Agreement.  Employee specifically releases any and all Claims arising out of Employee’s employment with Employer or termination therefrom.  Employee expressly acknowledges and agrees that, by entering into this Agreement, Employee is releasing and waiving any and all Claims, including, without limitation, Claims that Employee may have arising under ADEA, which have arisen on or before the date of Employee’s execution and delivery of this Agreement to Employer.

3.         Representations; Covenant Not to Sue.  Employee hereby represents and warrants that (A) Employee has not filed, caused or permitted to be filed any pending proceeding (nor has Employee lodged a complaint with any governmental or quasi-governmental authority) against any of the Released Parties, nor has Employee agreed to do any of the foregoing, (B) Employee has not assigned, transferred, sold, encumbered, pledged, hypothecated, mortgaged, distributed, or otherwise disposed of or conveyed to any third party any right or Claim against any of the Released Parties which has been released in this Agreement, and (C) Employee has not directly or indirectly assisted any third party in filing, causing or assisting to be filed, any Claim against any of the Released Parties.  Except as set forth in Section 11 below, Employee covenants and agrees that Employee shall not encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by himself/herself or any third party of a proceeding or Claim against any of the Released Parties based upon or relating to any Claim released by Employee in this Agreement.

4.         Vacation.  Any vacation time that Employee has accrued in 2015, but not used, on the Separation Date will be paid to Employee (less applicable withholding and other customary payroll deductions) on Employee’s regularly scheduled pay date for the pay period in which the Separation Date occurred.

5.         Who is Bound.  Employer and Employee are bound by this Agreement.  Anyone who succeeds to Employee’s rights and responsibilities, such as the executors of Employee’s estate, is bound and anyone who succeeds to Employer’s rights and responsibilities, such as its successors and assigns, is also bound.

6.         Cooperation With Investigations/Litigation.  Employee agrees, upon Employer’s request, to reasonably cooperate in any Employer investigations and/or litigation regarding events that occurred during Employee’s tenure with Employer.  Employer will reimburse Employee for reasonable expenses Employee incurs in extending such cooperation, so long as Employee provides advance written notice of Employee’s request for reimbursement.

7.         Confidentiality and Non Disparagement.  Employee agrees not to make any defamatory or derogatory statements concerning any of the Released Parties.  Provided inquiries are directed to Employer’s Human Resources Department, Employer shall disclose to prospective employers information limited to Employee’s dates of employment and last position held by Employee.  Employee confirms and agrees that Employee shall not, directly or indirectly, disclose to any person or entity or use for Employee’s own benefit, any confidential information concerning the business, projects, finances or operations of Employer, its affiliates or any of its or their respective clients, customers and tenants; provided, however, that Employee’s obligations under this Section 7 shall not apply to information generally known in Employer’s industry through no fault of Employee or the disclosure of which is required by law after reasonable notice has been provided to Employer sufficient to enable Employer to contest the disclosure.  Confidential information shall include, without limitation, trade secrets, customer, client, prospect and tenant lists, details of contracts, pricing policies, operational materials, marketing plans or strategies, security and safety plans and strategies, project development, and any other non-public or confidential information of, or relating to, Employer or its affiliates.  Except to the extent such information is publicly disclosed by the Employer, Employee shall not reveal the amounts paid to Employee or the other terms of this Agreement to anyone, except to Employee’s immediate family, legal and financial advisors and then only after securing the agreement of such individual to maintain the confidentiality of this Agreement, or in response to a subpoena or other legal process, after reasonable notice has been provided to Employer sufficient to enable Employer to contest the disclosure.

8.         Remedies.  Except to the extent such information is publicly disclosed by the Employer, if Employee tells anyone any of the terms of this Agreement, breaches any other term or condition of this Agreement, or any representation made by Employee in this Agreement was false when made, it shall constitute a material breach of this Agreement.  Further, in the event of a breach by Employee of his/her obligations under this Agreement, Employee agrees to pay all of the Released Parties’ attorneys’ fees and other costs associated with enforcing the terms this Agreement.  Notwithstanding the foregoing, it is understood and agreed that Employee shall have no automatic repayment obligations or obligation to pay the Released Parties’ attorneys’ fees and other costs associated with enforcing the terms of this Agreement if Employee were to challenge the ADEA waiver only.

9.         Company Property.  Employee represents and warrants that Employee has returned, or will return by the Separation Date, to Employer all of Employer’s and its affiliates’ property in Employee’s possession, custody and/or control, including, but not limited to, all equipment, vehicles, computers, pass codes, keys, swipe cards, credit cards, documents or other materials, in whatever form or format, that Employee received, prepared, or helped prepare.  Employee further represents and warrants (without the prior written consent of the Employer) that Employee has not retained and will not retain any copies, duplicates, reproductions, computer disks, or excerpts thereof of Employer’s or its affiliates’ documents.

10.       Construction of Agreement.  In the event that one or more of the provisions contained in this Agreement shall for any reason be held unenforceable in any respect under the law of any state of the United States or the United States, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein.  If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by applicable law.  This Agreement and any and all matters arising directly or indirectly herefrom shall be governed under the laws of the State of New Jersey without reference to choice of law rules.  Employer and Employee consent to the sole jurisdiction of the federal and state courts of New Jersey.  EMPLOYER AND EMPLOYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THIS SEPARATION AGREEMENT OR ANY AND ALL MATTERS ARISING DIRECTLY OR INDIRECTLY HEREFROM AND REPRESENT THAT THEY HAVE CONSULTED

WITH COUNSEL OF THEIR CHOICE OR HAVE CHOSEN VOLUNTARILY NOT TO DO SO SPECIFICALLY WITH RESPECT TO THIS WAIVER.

11.       Acknowledgments.  Employer and Employee acknowledge and agree that:

            (A)  By entering in this Agreement, Employee does not waive any rights or Claims that may arise after the date that Employee executes and delivers this Agreement to Employer;

            (B)  This Agreement shall not affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “EEOC”) or similar federal or state agency to enforce the ADEA and other laws, and further acknowledge and agree that this Agreement shall not be used to justify interfering with Employee’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC or similar federal or state agency.  Accordingly, nothing in this Agreement shall preclude Employee from filing a charge with, or participating in any manner in an investigation, hearing or proceeding conducted by, the EEOC or similar federal or state agency, but Employee hereby waives any and all rights to recover under, or by virtue of, any such investigation, hearing or proceeding;

            (C)  Notwithstanding anything set forth in this Agreement to the contrary, nothing in this Agreement shall affect or be used to interfere with Employee’s protected right to test in any court, under the Older Workers’ Benefit Protection Act, or like statute or regulation, the validity of the waiver of rights under ADEA set forth in this Agreement; and

            (D)  Nothing in this Agreement shall preclude Employee from exercising Employee’s rights, if any (i) under Section 601-608 of the Employee Retirement Income Security Act of 1974, as amended, popularly known as COBRA, or (ii) Employer’s 401(k) plan.

12.       Opportunity For Review.

            (A)       Employee represents and warrants that Employee (i) has had sufficient opportunity to consider this Agreement, (ii) has read this Agreement, (iii) understands all the terms and conditions hereof, (iv) is not incompetent or had a guardian, conservator or trustee appointed for Employee, (v) has entered into this Agreement of Employee’s own free will and volition, (vi) has duly executed and delivered this Agreement, (vii) understands that Employee is responsible for Employee’s own attorneys’ fees and costs, (viii) has had the opportunity to review this Agreement with counsel of his/her choice or has chosen voluntarily not to do so, (ix) understands that Employee has been given twenty-one (21) days to review this Agreement before signing this Agreement and understands that he/she is free to use as much or as little of the 21-day period as he/she wishes or considers necessary before deciding to sign this Agreement, (x) understands that if Employee does not sign and return this Agreement to Employer (Attn: Michelle Anastassatos) within the time frame provided, Employer shall have no obligation to enter into this Agreement nor provide the benefits contemplated in the Separation Agreement, and the Separation Date shall be unaltered; and (xi) understands that this Agreement is valid, binding, and enforceable against the parties hereto in accordance with its terms.

            (B)       This Agreement shall be effective and enforceable on the eighth (8th) day after execution and delivery to Employer (Attn: Michelle Anastassatos) by Employee.  The parties hereto understand and agree that Employee may revoke this Agreement after having executed and delivered it to Employer (Attn: Michele Anastassatos), in writing, provided such writing is received by Employer at the address listed in this Agreement above no later than 11:59 p.m. on the seventh (7th) day after Employee’s execution and delivery of this Agreement to Employer.  If Employee revokes this Agreement, it shall not be effective or enforceable, Employee shall not be entitled to receive the benefits contemplated in the Separation Agreement, and the Separation Date shall be unaltered.

[signature page follows]

Agreed to and accepted by, on this 10th day of March, 2015.

Witness:	EMPLOYEE:

WENDY A. SILVERSTEIN

/s/ Alan J. Rice	/s/ Wendy A. Silverstein

Agreed to and accepted by, on this 10th day of March, 2015.

EMPLOYER:

VORNADO REALTY TRUST

BY:	/s/ Joseph Macnow